Exhibit 10.1

Amendment to Exclusive Marketing Agreement

CBRE, Inc.

Brokerage and Management

Licensed Real Estate Broker

This Amendment (the Amendment) to that certain Exclusive Marketing Agreement (the Agreement) dated April 9, 2013 between the undersigned (Owner) and CBRE, INC. (Agent) for the sale of ±9.84 acres in Fulton County on Peachtree Dunwoody Road as more particularly described in Exhibit “A” attached hereto (the Property) is effective upon the date of execution of the last party hereto.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Agent hereby agree to amend the Agreement as follows:

A.                                    Term.  The term of the Agreement shall terminate upon the date of execution of the last party hereto.

B.                                    Paragraph 5 — For Sale Sign.  Agent shall remove its signage from the Property no later than Friday, August 23, 2013.

C.                                    Paragraph 9 — Post-Term Protection Rights.  Owner shall pay Agent a commission in accordance with Paragraph 2 of the Agreement if, within ninety (90) days after August 19, 2013, Owner enters into a contract of sale for the Property with any of the six (6) following prospects: Wood Partners, Midcity Partners, Davis Development, Mill Creek Partners, Johnson Development Authority, or Related Group (the Post-Term Prospects).

D.                                    Miscellaneous. Except as expressly amended herein, all other terms and conditions of the Agreement remain unmodified and in full force and effect.  Any inconsistency or ambiguity arising from this Amendment shall be resolved in favor of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates set forth below.

AGENT:		OWNER:

CBRE, Inc., a Delaware corporation		Roberts Properties Residential, L.P.
Licensed Real Estate Broker No. 7800		By:	Roberts Realty Investors, Inc., sole
General Partner

By:	/s/ David P. Lanier	By:	/s/ Charles S. Roberts

Name:	David P. Lanier	Name:	Charles S. Roberts

Title:	Sr. Managing Director	Title:	President

Date:	8/16/13	Date:	8-20-13

Georgia Real Estate Firm License No. 7800